UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2025

Centuri Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42022	93-1817741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North 7th Avenue, Suite 120, Phoenix, Arizona	85027
(Address of principal executive offices)	(Zip Code)
(623) 582-1235
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.
Underwritten Offering
On November 12, 2025, Centuri Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”) and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 7,441,860 shares of its common stock, par value $0.01 per share (“Common Stock”), to the Underwriters (the “Offering”). The price to the public in the Offering was $21.50 per share (the “Offering Price”). In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days after the date of the prospectus supplement specifically relating to the Offering (the “Prospectus Supplement”), to purchase up to 1,116,279 additional shares of Common Stock at the Offering Price, less underwriting discounts and commissions.
The Offering was made under the Prospectus Supplement and related prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Company’s effective shelf registration statement on Form S-3, as amended (Registration No. 333-287200).
Under the terms of the Underwriting Agreement and pursuant to a lock-up agreement, the Company, the Company’s directors and executive officers, the Icahn Investors (as defined below) and certain of their respective affiliates also agreed not to sell or transfer any Common Stock without first obtaining the written consent of J.P. Morgan, subject to certain exceptions, for 30 days after the date of the Prospectus Supplement.
The Offering is not contingent upon the Concurrent Private Placement (as defined below) and is expected to close on November 14, 2025. The Company intends to use the net proceeds from the Offering and the Concurrent Private Placement for general corporate purposes, which may include, among other things, the funding of acquisitions and the repayment of borrowings outstanding under its current credit agreement.
The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement and lock-up arrangements does not purport to be complete and is qualified in its entirety by reference to such exhibit.
A copy of the opinion of Baker Botts L.L.P. relating to the validity of the securities issued and sold in the Offering is filed herewith as Exhibit 5.1.
Concurrent Private Placement
On November 11, 2025, the Company entered into a common stock purchase agreement (the “Private Placement Agreement”) with Icahn Partners LP and Icahn Partners Master Fund LP, investment entities affiliated with Carl C. Icahn (collectively, the “Icahn Investors”), pursuant to which the Company agreed to issue and sell approximately $75 million of shares of Common Stock (the “Private Placement Shares”) to the Icahn Investors at a price per share equal to the Offering Price in a transaction exempt from registration under the Securities Act (the “Concurrent Private Placement”). The Concurrent Private Placement is expected to close immediately following the closing of the Offering and is subject to the satisfaction or waiver of customary closing conditions, including the completion of the Offering.
The Private Placement Agreement contains customary representations, warranties, covenants, and other obligations of the parties. The representations, warranties and covenants contained in the Private Placement Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Private Placement Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Private Placement Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
In connection with the Concurrent Private Placement, the Company agreed to grant the Icahn Investors certain resale registration rights with respect to the Private Placement Shares, as set forth in that certain Registration Rights Letter Agreement, dated as of November 11, 2025, by and among the Company and the Icahn Investors (the “Icahn Letter Agreement”). Pursuant to the Icahn Letter Agreement, subject to certain circumstances, the Company agreed to register the resale of the Private Placement Shares no later than the 181st day following the date of closing of the Concurrent Private Placement. The Icahn Investors will be permitted to make sales of Common Stock from time to time under a resale registration statement but do not have rights to demand underwritten offerings or “piggyback” registration.
A copy of the Icahn Letter Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing description of the Icahn Letter Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 3.02    Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above regarding the Concurrent Private Placement is incorporated herein by reference. The Private Placement Shares will be issued in reliance on exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1+
Underwriting Agreement, dated as of November 12, 2025, by and among Centuri Holdings, Inc. and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

5.1	Opinion of Baker Botts L.L.P.

10.1+*	Common Stock Purchase Agreement, dated as of November 11, 2025, by and among Centuri Holdings, Inc., Icahn Partners LP and Icahn Partners Master Fund LP.

10.2*	Registration Rights Letter Agreement, dated as of November 11, 2025, by and among Centuri Holdings, Inc., Icahn Partners LP and Icahn Partners Master Fund LP.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
104	Cover Page formatted in Inline XBRL
+    Certain of the schedules and attachments to this exhibit have been omitted in accordance with Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.
*Certain personal information in this exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURI HOLDINGS, INC.

Date: November 13, 2025	By:	/s/ Jason S. Wilcock
Jason S. Wilcock Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary